Exhibit 99

NEWS
FOR IMMEDIATE RELEASE
Contacts:
Greg Burns                Mark Nogal
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces November 2019 Catastrophe Loss Estimate

NORTHBROOK, Ill., December 19, 2019 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of November 2019 of $33 million, pre-tax ($26 million, after-tax). Catastrophe losses occurring in November comprised four events at an estimated cost of $19 million, pre-tax ($15 million, after-tax), plus unfavorable prior period reserve reestimates primarily from 2019 events.
Allstate previously announced $237 million, pre-tax ($187 million, after-tax), in estimated catastrophe losses for the month of October 2019, bringing estimated catastrophe losses for the months of October and November 2019 to $270 million, pre-tax ($213 million, after-tax).

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
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